UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2013
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 18, 2013, Tesoro Corporation (the “Company” or “Tesoro”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Tesoro Logistics LP (“TLLP”), Tesoro Refining & Marketing Company LLC (“TRMC”), Carson Cogeneration Company (“Carson Cogen”), Tesoro Logistics GP, LLC (“TLGP”) and Tesoro Logistics Operations LLC (“TLO”). Pursuant to the Contribution Agreement, TLO will acquire, through TLLP and TLGP from TRMC, certain assets and properties previously acquired by TRMC, or certain of its subsidiaries, pursuant to the Purchase and Sale Agreement dated August 8, 2012, as amended (the “BP Purchase and Sale Agreement”) by and among TRMC, BP West Coast Products LLC and the other sellers named therein (the “Sellers”), described in further detail below (the “Assets”):

•
a portion of an eight-inch jet fuel pipeline running from TRMC’s Carson refinery to the intersection of Sepulveda Boulevard and Figueroa Street, in the City of Los Angeles, that is owned by Carson Cogen, and which will be distributed to TRMC by Carson Cogen pursuant to the Contribution Agreement before being contributed by TRMC (“Pipeline 88”);

•
all of the membership interests in Tesoro SoCal Pipeline Company LLC (“TSPC”), a wholly-owned subsidiary of TRMC, that owns over 200 miles of crude oil, refined petroleum product and natural gas pipelines running both inbound and outbound from TRMC’s Carson refinery (which includes over 100 miles of active crude oil and refined products pipelines), and related rights-of-way (the “TSPC Assets”);

•
a parcel of land located in Carson, California, consisting of a marketing and storage terminal, a petroleum coke handling and storage facility, and a licensed parking lot (“Carson Products Terminal Complex”);

•	the rights under the BP Purchase and Sale Agreement with respect to the foregoing; and

•	certain related assets used in connection with the foregoing assets.

Pursuant to the Contribution Agreement TLGP will acquire the Assets from TRMC in exchange for additional membership interests in TLGP, and TLLP will acquire the Assets from TLGP in exchange for $650 million, comprised of $585 million in cash, partly financed with borrowings under TLLP’s revolving credit facility and the issuance of equity securities of TLLP. The equity will be comprised of a sufficient number of general partner units to maintain TLGP’s 2% general partner interest in TLLP and the remainder in common units.

In connection with the Contribution Agreement, Carson Cogen, TRMC, TLGP, TLLP, TLO and TSPC, as applicable, agree to enter into certain commercial and operating agreements, including operating agreements at two marine terminals and a marine storage terminal, and other agreements at the closing of the transaction, and for the agreements to which TLGP and TLLP are parties, they agree to contribute their interests in such agreements to TLO.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1
Contribution, Conveyance and Assumption Agreement, dated as of November 18, 2013, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining & Marketing Company LLC and Carson Cogeneration Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2013

TESORO CORPORATION
By:	/s/ G. SCOTT SPENDLOVE
G. Scott Spendlove
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description of the Exhibit
10.1
Contribution, Conveyance and Assumption Agreement, dated as of November 18, 2013, among Tesoro Logistics LP, Tesoro Logistics GP, LLC, Tesoro Logistics Operations LLC, Tesoro Corporation and Tesoro Refining & Marketing Company LLC and Carson Cogeneration Company.

4